UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       February 7, 2005

Barrier Therapeutics, Inc.

(Exact name of registrant specified in its charter)

Delaware	000-50680	22-3828030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 College Road East, Suite 3200, Princeton, New Jersey 08540

(Address of principal executive offices)

(609) 945-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

     On February 5, 2005, Barrier Therapeutics, Inc. acquired the United States and Canadian rights to SOLAGÉ® (mequinol 2%, tretinoin 0.01%) Topical Solution from Moreland Enterprises Limited pursuant to a certain Product Acquisition Agreement.

     Under the terms of the agreement, Barrier made an initial cash payment to Moreland of $3 million and may make future payments totaling up to an additional $2 million, depending upon future sales of the product. In addition, the agreement provides that in the event Moreland proposes to grant rights to a third party to distribute, license or otherwise divest its rights to the product outside the United States and Canada, subject to the terms of the agreement, Barrier has a right of first refusal to acquire such rights. The agreement also provides for the assignment to Barrier of all SOLAGÉ United States and Canadian marketing authorizations, patents, patent applications and trademarks and the purchase by Barrier of all existing inventory.

     The foregoing is only a summary of the agreement. You are urged to read such agreement in its entirety, for a more complete description of the terms and conditions of such agreement. A copy of the agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

                    10.1 – Product Acquisition Agreement, dated as of February 5, 2005, by and between the Registrant and Moreland Enterprises Limited, filed as Exhibit 10.26 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-122261).

                    99.1 – Press release, dated February 7, 2005, entitled “Barrier Therapeutics Acquires U.S. and Canadian Rights to SOLAGÉ® Topical Solution ”

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.

Date: February 7, 2005	By:	/s/ Anne M. VanLent

	Name:	Anne M. VanLent
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

10.1	Product Acquisition Agreement, dated as of February 5, 2005, by and between the Registrant and Moreland Enterprises Limited, filed as Exhibit 10.26 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-122261).

99.1	Press release dated February 7, 2005